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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):    JANUARY 5, 1998


                                 CORESTAFF, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           0-26970                                   76-0407849
  (Commission File Number)               (I.R.S. Employer Identification No.)



            FIVE POST OAK PARK
     4400 POST OAK PARKWAY, SUITE 1130
              HOUSTON, TEXAS                            77027-3413
 (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (713) 548-3400



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On January 5, 1997, pursuant to terms of a Stock Purchase Agreement by and among CORESTAFF, Inc., a Delaware corporation ("CORESTAFF"), Dynamic Data Solutions, Inc., ("DDS") a Texas corporation, DDS Europe Limited ("DDS Europe"), and Terry Younger Miller and Kevin T. Kennefick (each individually and collectively, the "Sellers"), CORESTAFF purchased all of the outstanding capital stock of DDS and DDS Europe for $30.4 million in cash, subject to certain post-closing adjustments and the assumption of certain liabilities. The Sellers are also entitled to additional consideration of up to $22.5 million based on the increase in earnings before interest and taxes, as defined. The purchase price was determined as a result of direct negotiations with the Sellers and was funded with borrowings under CORESTAFF's revolving credit facility.

         Minneapolis-based DDS, which was founded in 1987, provides education and training services for SAP and other package software programs, as well as change management and business transformation programs that are not software-dependent.

         On January 7, 1998, pursuant to terms of an Agreement and Plan of Merger among CORESTAFF, Inc. ("CORESTAFF"), a Delaware corporation, CORESTAFF Acquisition Sub #12, Inc., a Delaware corporation and wholly-owned subsidiary of CORESTAFF, Sage I.T. Partners, Inc. ("Sage"), a California corporation, and the Shareholders of Sage (the "Sellers"), CORESTAFF purchased all of the outstanding capital stock of Sage for $10.3 million in cash, subject to certain post-closing adjustments and the assumption of certain liabilities. The Sellers are also entitled to additional consideration of up to $35 million based on future earnings before interest and taxes, as defined. The purchase price was determined as a result of direct negotiations with the Sellers and was funded with borrowings under CORESTAFF's revolving credit facility. Sage, which specializes in developing Internet-enabled solutions, is headquartered in San Francisco, California and has an office in Denver, Colorado.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  10.1 Stock Purchase Agreement dated as of December 12, 1997 by and among CORESTAFF, Inc., a Delaware corporation, Dynamic Data Solutions, Inc., a Texas corporation, and DDS Europe Limited

                  10.2 Agreement and Plan of Merger dated as of December 23, 1997, among CORESTAFF, Inc., a Delaware corporation, CORESTAFF Acquisition Sub #12, Inc., a Delaware corporation, and Sage IT Partners, Inc. a California corporation




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CORESTAFF, INC.
                                          (Registrant)



Dated:  January 20, 1997                   By: /s/ EDWARD L. PIERCE
                                              --------------------------
                                              Edward L. Pierce
                                              Chief Financial Officer, Senior
                                              Vice President and Assistant
                                              Secretary

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                                INDEX TO EXHIBITS


Exhibit No.              Description

   10.1        Stock Purchase Agreement dated as of December 12,
               1997 by and among CORESTAFF, Inc., a Delaware corporation, Dynamic Data Solutions, Inc., a Texas corporation, and DDS Europe Limited

   10.2 Agreement and Plan of Merger dated as of December 23, 1997, among CORESTAFF, Inc., a Delaware corporation, CORESTAFF Acquisition Sub #12, Inc., a Delaware corporation, and Sage IT Partners, Inc. a California corporation